Exhibit 10.6

                             SERVICES AGREEMENT


                  This SERVICES AGREEMENT (this "Agreement") is entered into as of May 13, 2002, by and between ZiLOG, Inc., a Delaware corporation ("ZiLOG"), and ZiLOG-MOD III, Inc., a Delaware corporation ("MOD III Subsidiary"). Capitalized terms used but not otherwis defined in this Agreement shall have the meanings ascribed to them in MOD III Subsidiary's Certificate of Incorporation, as in effect as of the date hereof (the "MOD III Certificate").

                  WHEREAS, on April 30, 2002, the United States Bankruptcy Court for the Northern District of California entered an order confirming the joint plan of reorganization (the "Plan") filed by ZiLOG and MOD III Subsidiary;

                  WHEREAS, as a condition to the effectiveness of the Plan and immediately prior to the execution of this Agreement, ZiLOG and MOD III Subsidiary executed a Contribution Agreement, pursuant to which ZiLOG contributed all of its right, title and interest in and to all of the Non-Operating Assets (as defined in the Contribution Agreement) to MOD III Subsidiary; and

                  WHEREAS, also as a condition to the effectiveness of the Plan, ZiLOG and MOD III Subsidiary are entering into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto agree as follows:

                  Section 1. Management Services. Effective as of the date hereof, and on the terms and subject to the conditions set forth herein, ZiLOG shall manage, without any servicing or management fee except as otherwise set forth herein, the operations of MOD III Subsidiary, including a Liquidation or lease of the Non-Operating Assets.

                  Section 2. Liquidation of Non-Operating Assets. Subject to the provisions set forth in the MOD III Certificate, ZiLOG shall cause MOD III Subsidiary to effect a Liquidation as and when ZiLOG's board of directors and MOD III Subsidiary's board of directors deem appropriate.

                  Section 3. Lease of Non-Operating Assets.

                             (a) ZiLOG may lease the Non-Operating Assets
solely on a triple net lease basis unless the Informal Committee Designee approves the lease on some other basis.

                             (b) Subject to subsection (a) above, ZiLOG may
lease the Non-Operating Assets in any way that does not interfere with or compromise the intended sale of the Non-Operating Assets except in an immaterial respect.

                             (c) In the event that the Non-Operating Assets
are leased pursuant to this Section 3, ZiLOG shall be entitled to a management fee equal to 10% of the first $5,000,000 in proceeds, net of amounts reimbursable under Section 4(b), from such lease and 15% of amounts in excess of that. The remaining 90% of the first $5,000,000 in proceeds, net of amounts reimbursable under Sections 4(a) and 4(b) below, from such lease and 85% of amounts in excess of that shall be used (i) first, to pay accrued but unpaid dividends on MOD III Subsidiary's Series A Preferred Stock and (ii) second, to redeem MOD III Subsidiary's Series A Preferred Stock at the Series A Liquidation Preference plus accrued and unpaid dividends. ZiLOG shall cause these net lease proceeds to accumulate in an interest bearing account of MOD III Subsidiary until, in each instance, they total $1,000,000, and no such management fees shall be required to be paid to ZiLOG pursuant to this Section 3 until that amount has been reached.

                  Section 4. Costs and Expenses.

                             (a) In the event of a Liquidation pursuant to
Section 2, MOD III Subsidiary shall reimburse ZiLOG for: (i) the reasonable costs of the Liquidation, including outside professional fees incurred in connection with such Liquidation and reasonably necessary environmental clean-up costs incurred as a result of the discontinuance of operations of the Non-Operating Assets and such Liquidation; (ii) any United States federal, state, local, and foreign income, franchise, sales, and other taxes required to be paid by either of ZiLOG or MOD III Subsidiary primarily as a result of the Liquidation; and (iii) any costs incurred during any period, including the period from January 30, 2002 to the date hereof, in which operations of the Non-Operating Assets are discontinued, to maintain the facilities in a saleable condition. Any expenses that ZiLOG incurs in connection with a Liquidation for which it is entitled to obtain reimbursement shall be reimbursed by MOD III Subsidiary as funds are received by MOD III Subsidiary from such Liquidation.

                             (b) In the event of a lease of the
Non-Operating Assets pursuant to Section 3, MOD III Subsidiary shall reimburse ZiLOG for all reasonable costs and expenses incurred by ZiLOG in connection with such lease. Any such costs and expenses shall be reimbursed by MOD III Subsidiary solely out of lease proceeds as such proceeds are received by MOD III Subsidiary.

                             (c) After the consummation of a Liquidation or
receipt of proceeds from a lease of the Non-Operating Assets, and prior to any reimbursement, ZiLOG shall prepare an invoice that specifies its reimbursable costs and expenses and provide such invoice to MOD III Subsidiary.

                             (d) Any costs or expenses not expressly
reimbursable by MOD III Subsidiary pursuant to subsection (a) or (b) above shall be borne by and the sole responsibility of ZiLOG.

                  Section 5. Term and Termination. The term of this Agreement shall commence as of the date hereof and shall terminate upon the sale of all or substantially all of the Non-Operating Assets, whether in one or multiple transactions.

                  Section 6. Covenant. During the term of this Agreement, ZiLOG covenants and agrees to provide funds and services to MOD III Subsidiary that the ZiLOG Board of Directors determines are reasonably necessary to maintain the Non-Operating Assets in a saleable condition and MOD III Subsidiary agrees to reimburse ZiLOG pursuant to Section 4 above.

                  Section 7. Limitation on Liability. Neither ZiLOG nor any of its directors, officers, employees or agents shall be under any liability to MOD III Subsidiary except as expressly provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect ZiLOG or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties provided for hereunder.

                  Section 8. No Breach. No breach of this Agreement shall be deemed to have occurred until the non-breaching party delivers written notice of the breach to the other party and the breach has not been cured within 30 days of receipt of such notice.

                  Section 9. Notices. All notices or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made if served personally, sent via overnight courier (fare prepaid), sent via facsimile, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, and delivered to a party hereto as follows:

                           (a)      If to ZiLOG, at:

                                    ZiLOG, Inc.
                                    532 Race Street
                                    San Jose, California 95126
                                    Attention:       General Counsel
                                    Facsimile:       408-558-8300

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    525 University Avenue, Suite 1100
                                    Palo Alto, California 94301
                                    Attention:       Thomas J. Ivey, Esq.
                                    Facsimile:       650-470-4570

                           (b)      If to MOD III Subsidiary, at:

                                    ZiLOG-MOD III, Inc.
                                    c/o ZiLOG, Inc.
                                    532 Race Street
                                    San Jose, California 95126
                                    Attention:       General Counsel
                                    Facsimile:       408-558-8300

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    525 University Avenue, Suite 1100
                                    Palo Alto, California 94301
                                    Attention:       Thomas J. Ivey, Esq.
                                    Facsimile:       650-470-4570

                  Section 10. Assignment. Neither party shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other party.

                  Section 11. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  Section 12. Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule thereof.

                  Section 13. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which together constitute a single document.

                  Section 14. Amendments. This Agreement may be changed, modified or terminated only by an instrument in writing signed by each of the parties hereto, and in a manner consistent with the MOD III
Certificate.




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                  ZiLOG, Inc.


                                  By:        /s/  Perry Grace
                                             ----------------------------------
                                  Name:      Perry Grace
                                  Title:     Vice President and Chief Financial
                                             Officer


                                  ZiLOG-MOD III, Inc.


                                  By:        /s/  Daniel M. Jochnowitz
                                             ----------------------------------
                                  Name:      Daniel M. Jochnowitz
                                  Title:     Secretary